Exhibit 16.1

June 11, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Vintage Wine Estates, Inc.’s (formerly Bespoke Capital Acquisition Corp.) statements included under Item 4.01(a) of its Form 8-K filed on June 11, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP